UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 28, 2018
Date of Report (Date of Earliest Event Reported)

INTELGENX TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of	(Commission	(IRS Employer Identification
incorporation)	File Number)	No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)

On November 28, 2018, the Board of Directors of IntelGenx Technologies Corp., on the recommendation of the Compensation Committee, granted the bonuses detailed in the table below based on an assessment of both corporate and individual performance during 2017. These bonuses were paid notwithstanding that footnote (3) to the executive compensation table in our Definitive Proxy Statement dated March 29, 2018, to the effect that 2017 bonuses were to be determined and paid once the going concern has been removed, has not been removed.

Name	Title	Bonus
Horst G. Zerbe	President and CEO	$ 38,510(1)
Andre Godin	EVP and CFO	$ 28,599(1)
Nadine Paiement	VP Research and Development of IntelGenx Corp.	$ 12,503
Dana Matzen	VP Corporate and Business Development of IntelGenx Corp.	$ 13,128

(1)	The bonus payment to Dr. Zerbe and Mr. Godin consisted of a cash component of $23,074 and $17,013 and a Restricted Share Unit award in the value of $15,436 and $11,577 respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: March 8, 2019	By: /s/ Horst G. Zerbe
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Horst G. Zerbe
President and Chief Executive Officer